EXHIBIT 23.02

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 3, 1999, included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-90857) and related Prospectus of Intersil Holding Corporation for the registration of 5,555,560 shares of Class A Common Stock, par value $.01 per share and 200,000 Warrants to purchase Shares of Class A Common Stock.

                                                           /s/ Ernst & Young LLP

Jacksonville, FL
January 28, 2000